EXHIBIT 5

                [LETTERHEAD OF SQUIRE, SANDERS & DEMPSEY L.L.P.]

                                                                  (602) 528-4000

                                  June 12, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  SUNRISE EDUCATIONAL SERVICES, INC.

Ladies and Gentlemen:

               This firm is counsel for Sunrise Educational Services, Inc., a Delaware corporation (the "Company"), with respect to the sale of up to 1,382,229 of the Company's $.01 par value Common Stock to be sold by certain selling securityholders of the Company and which are the subject of a Form SB-2 Registration Statement under the Securities Act of 1933, as amended. The number of shares of Common Stock includes such presently indeterminate number of shares of Common Stock as may be issued on conversion of outstanding shares of Series B Preferred Stock pursuant to the conversion provisions thereof and 300,000 shares of Common Stock issuable upon exercise of outstanding warrants (the "Warrants"). In such capacity, we are familiar with the Articles of Incorporation and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of such securities. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions set forth below:

               Based upon the foregoing, it is our opinion that:

               1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

               2. The securities underlying the Series B Preferred Stock and Warrants when issued and paid for in accordance with the terms of such securities, will be duly and validly issued, fully paid and nonassessable.

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Securities and Exchange Commission
June 12, 1997
Page 2


               We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Company's Form SB-2 Registration Statement relating to the Common Stock and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion with state regulatory agencies in such states as may require such filing in connection with the registration of the shares of Common Stock underlying the Series B Preferred Stock and the Warrants for offer and sale in such states.


                                Very truly yours,

                                SQUIRE, SANDERS & DEMPSEY L.L.P.